“Exhibit 99.1”

99¢ ONLY STORES® REPORTS TOTAL SALES OF $378.5 MILLION AND SAME-STORE SALES INCREASE OF 0.5% FOR THE FOURTH QUARTER OF FISCAL 2011

COMMERCE, California – April 14, 2011 ― 99¢ Only Stores® (NYSE:NDN) (the "Company") today reports total sales of $378.5 million for the fourth quarter of fiscal 2011 ended April 2, 2011, a 14-week period that includes the 53rd week of the Company’s fiscal 2011 retail calendar year.  Total sales for the first thirteen weeks of the fourth quarter of fiscal 2011 were $350.6 million.  Total sales were $339.3 million for the fourth quarter in the prior fiscal year, a 13-week period.  The Company’s total retail sales for the fourth quarter of fiscal 2011 were $366.4 million for 14 weeks and $339.5 million for the first 13 weeks, compared to $328.6 million for the same quarter last year.

The Company’s fiscal 2011 began on March 28, 2010 and ended on April 2, 2011, and consisted of 53 weeks, with one additional week included in our fourth quarter, which contributed an additional $27.9 million of total sales.  For the fourth quarter of fiscal 2011, our same-store sales calculation compares the 13 weeks of the fourth quarter of fiscal 2010 ended March 27, 2010, which are the most comparable to the 13 weeks in the fourth quarter of fiscal 2011, which ended March 26, 2011. Additionally, for comparability purposes, our annual same-store sales, average annual sales per store and annual sales per estimated saleable square foot calculations are based on comparable 52-week periods, ended March 26, 2011 for fiscal 2011 and ended March 27, 2010 for fiscal 2010. All other comparisons in this release are based on a 53-week year or a 14-week fourth quarter in fiscal 2011 compared to 52-week year or a 13-week fourth quarter in fiscal 2010.

Eric Schiffer, CEO, commented, “Our fourth quarter same-store sales growth was 0.5%, on a comparable 13-week basis, which was in line with our expectations. We are encouraged that our same-store sales improved compared to the third quarter of fiscal 2011. We look forward to discussing our fourth quarter and full year fiscal 2011 operating results in our earnings release and the related conference call on May 25, 2011.”

The Company's overall same-store sales for the fourth quarter of fiscal 2011 increased 0.5%.  The number of same-store-sales transactions increased 0.3% and the average transaction size increased to $9.69 from $9.67.  The Company’s non-Texas same-store sales increased 0.7% for the fourth quarter, with the number of same-store-sales transactions increasing 0.5% and the average transaction size increasing to $9.74 from $9.71.  Same-store sales for the Company’s Texas operations decreased 2.1% in the fourth quarter, with the number of same-store-sales transactions decreasing 1.1% and the average transaction size decreasing to $9.21 from $9.30.

Each year, the Easter holiday increases the Company’s sales for the three weeks prior to Easter, with a material impact on the week prior to Easter.  The Easter holiday shifted from Sunday, April 4, 2010 last year to Sunday, April 24, 2011 this year.  As a result, the fourth quarter same-store-sales calculation is based on a fiscal 2011 period that does not include the three weeks prior to Easter and a fiscal 2010 period that included the second and third weeks prior to Easter.  The first quarter of fiscal 2012, starting on Sunday, April 3, 2011 and ending July 2, 2011, will include the three weeks prior to Easter and will be compared to the first quarter of fiscal 2011, which started on March 28, 2010 and ended June 26, 2010 and included one week prior to Easter.

During the fourth quarter of fiscal 2011, the Company opened five stores, of which three were in California, one in Arizona and one re-opened Company-owned Texas store. The gross and saleable retail square footage at the end of the fourth quarter were 6.05 million and 4.76 million, respectively.  This represents an increase of 3.3% for each of gross and saleable square footage and an increase of 3.6% in the store count over last year, based on 285 stores.  Gross and saleable retail square footage for the Company’s non-Texas stores at the end of the fourth quarter were 5.23 million and 4.12 million, an increase over last year of 2.6% and 2.7%, respectively.  As of April 2, 2011, the Company’s non-Texas retail operations consisted of 250 stores compared to 243 stores as of March 27, 2010.  Gross and saleable retail square footage for the Company’s 35 Texas stores were 0.82 million and 0.64 million, respectively, an increase over last year of 7.4% and 7.5%, respectively, based on 32 stores as of March 27, 2010. In fiscal 2012, the Company currently plans to open 16 new stores, which is a store growth rate of approximately 6%. The first new store for the fiscal year is scheduled to open in July. The majority of the planned new stores for fiscal 2012 will be in California and will open in the second half of the fiscal year.

For fiscal 2011, total sales were $1,423.9 million, a 53-week period, compared to $1,355.2 million, a 52-week period, for fiscal 2010.  The Company’s overall retail sales for fiscal 2011 were $1,380.4 million, compared to $1,314.2 million for fiscal 2010. For the Company’s non-Texas operations, retail sales for fiscal 2011 were $1,265.9 million compared to $1,203.9 million for fiscal 2010. For the Company’s Texas operations, retail sales for fiscal 2011 were $114.5 million compared to $110.3 million in fiscal 2010.

Same-store sales for fiscal 2011 increased 0.7% compared to the same period in the prior fiscal year.  For the Company’s non-Texas operations, same-store sales increased 0.8% in fiscal 2011.  Same-store sales for the Company’s Texas operations increased 0.4% in fiscal 2011.

For fiscal 2011, average annual sales per store for all stores open for at least 12 months, on a comparable 52-week period, were $4.9 million, compared to $4.8 million for fiscal 2010.  Average annual non-Texas sales per store were $5.1 million for fiscal 2011 compared to $5.0 million for fiscal 2010, based on 242 stores and 235 stores, respectively.  Average annual Texas sales per store for fiscal 2011 and fiscal 2010 were $3.4 million each, based on 32 stores, in fiscal 2011 and 31 stores in fiscal 2010.

Fiscal 2011 annual sales per estimated saleable square foot for all stores open for at least 12 months, on a comparable 52-week period, increased to $291, compared to fiscal 2010 annual sales per estimated saleable square foot of $289 for all stores open for at least 12 months as of March 27, 2010.  Annual sales per estimated saleable square foot increased for non-Texas stores to $307 from $305 and, for Texas stores, increased to $181 from $180.

About 99¢ Only Stores®
Founded over 25 years ago, 99¢ Only Stores® currently operates 285 extreme value retail stores consisting of 211 stores in California, 35 in Texas, 27 in Arizona, and 12 in Nevada.  99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods.  The Company’s New York Stock Exchange symbol is NDN.

Safe Harbor Statement
We have included statements in this release that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "expect," "estimate," "anticipate," "predict," "believe” and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to, among other things, the business and growth strategies of the Company, planned new store openings, and  trends affecting the financial condition or results of operations of the Company. The shareholders of the Company and other readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including the risk factors contained in the Section – “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99¢ Only Stores® news releases and information available on the Company’s website at http://www.99only.com.  Contact Angela Thurstan, 323-881-1272.